UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 3, 2010	COMMISSION FILE NO. 0-22810
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	03-0311630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant’s Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On June 3, 2010, Mace Security International, Inc. (“Mace” or the “Company”) filed a motion in federal court to vacate an arbitration award entered against the Company which awarded Louis D. Paolino, Jr., the former Chairman and CEO of the Company, $4,148,912 plus attorney fees and reinstated 1,769,682 stock options held by Mr. Paolino through July 10, 2010. A panel of the American Arbitration Association entered the award on May 4, 2010 in connection with an arbitration initiated by Mr. Paolino. The arbitration panel based the award on its ruling that the Company was obligated to pay Mr. Paolino a severance payment under Mr. Paolino’s Employment Contract with the Company, due to the Company’s termination of Mr. Paolino on May 20, 2008.

The motion to vacate, which was filed in U.S. District Court, Eastern District of Pennsylvania, on June 3, 2010, contended that the award should be vacated because (1) the arbitrators exceeded their powers; (2) the arbitrators acted in manifest disregard of the law; (3) the award was procured by undue means; (4) the award is completely irrational; and , (5) the award is a product of the evident partiality of the arbitrators. Motions to vacate arbitration awards are difficult to achieve and the Company cannot predict the success of the motion to vacate, but does intend to prosecute the motion to vacate vigorously.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release Dated June 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACE SECURITY INTERNATIONAL, INC.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

Date:	June 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated June 4, 2010.